Exhibit 10(xi)(3)

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 21st day of December, 2007 (the “Effective Date”) between 181 WEST MADISON CF BORROWER, LLC, a Delaware limited liability company (“Landlord”), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Tenant”).

RECITALS:

A. LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 (“Original Landlord”), as landlord, and Tenant, as tenant, entered into that certain Lease dated as of November 29, 2000 (the “Original Lease”), for certain premises in a building located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois (the “Building”).

B. Original Landlord or its successors-in-interest (collectively, the “Former Landlords”) and Tenant modified the Original Lease by entering into (i) those certain letter agreements listed on Exhibit A attached hereto and made a part hereof (collectively, the “Letter Agreements”), (ii) that certain First Amendment to Lease dated July 11, 2002 (the “First Amendment”), and (iii) that certain Second Amendment to Lease dated April 13, 2005 (the “Second Amendment”). The Original Lease, as modified by the Letter Agreements, the First Amendment and the Second Amendment, is herein referred to as the “Lease.”

C. Landlord has succeeded to all of the Former Landlords’ right, title and interest in and to the Lease.

D. As of the Effective Date, Tenant leases 311,000 rentable square feet (the “Existing Premises”) in the Building pursuant to the Lease.

E. Landlord and Tenant desire to modify the Lease to, among other things, (i) expand the Existing Premises, (ii) extend the Term (as defined in the Lease), and (iii) adjust the Rent (as defined in the Lease), upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Incorporation. The Recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein.

2. Defined Terms. All capitalized terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease.

3. Expansion Space. Paragraph 4 of the First Amendment and Paragraph 4 of the Second Amendment are hereby deleted. Section 52 of the Original Lease is hereby deleted and replaced with the following:

52.	EXPANSION SPACE.

A. Three-Phase Expansion. Tenant hereby agrees to lease the space in the Building set forth in the table below (collectively, the “Expansion Space”) in three separate phases (collectively, the “Phases”) on the terms and conditions set forth in this Section 52.A. Except as set forth in this Section 52.A, effective as of each Expansion Space Commencement Date (as defined below), such Expansion Space shall be leased to Tenant on all of the terms, covenants, conditions and provisions of this Lease and such Expansion Space shall for all purposes of this Lease constitute a part of the Premises.

Expansion Space	Rentable Area
17th Floor	21,715 RSF
21st Floor	22,318 RSF
22nd Floor	22,233 RSF
27th Floor	22,284 RSF
28th Floor	22,284 RSF

(i) Expansion Space Commencement Date. The “Expansion Space Commencement Date” with respect to the Expansion Space shall occur on three separate dates as described in the table below. With respect to all Expansion Space leased during each of Phase I and Phase II (as such terms are used in the table below), each Expansion Space Notice Date (as such term is used in the table below) and each Expansion Space Commencement Date shall be the date occurring on the specified date or within the periods set forth in the table below as selected by Tenant, in its sole discretion. With respect to Phase I, on the Expansion Space Notice Date, Tenant shall deliver to Landlord written notice (the “Phase I Expansion Notice”) of (a) the Expansion Space to be leased by Tenant (i.e., either the 27th and 28th Floors or the 17th and 21st Floors) and (b) the Expansion Space Commencement Date (as such term is used in the table below). As indicated in the table below, the Expansion Space Notice Date for Phase I shall occur not later than January 31, 2008, and the Expansion Space Commencement Date for Phase I shall be July 1, 2008. With respect to Phase II, on the Expansion Space Notice Date Tenant shall deliver to Landlord written notice (the “Phase II Expansion Notice”) of the Expansion Space Commencement Date. As indicated in the table below, the Expansion Space Notice Date for Phase II shall occur not later than May 31, 2009, and the Expansion Space Commencement Date for Phase II shall occur not later than December 1, 2009.

Phase	Expansion Space	Expansion Space Notice Date	Expansion Space Delivery Date	Expansion Space Commencement Date

Phase I	27th and 28th Floors or 17th and 21st Floors (either, the “Phase I Expansion Space”)	A date occurring within the period commencing on the Effective Date and ending on January 31, 2008	March 1, 2008	July 1, 2008

Phase II	Expansion Space not selected in Phase I (the “Phase II Expansion Space”)	A date occurring within the period commencing on January 31, 2008 and ending on May 31, 2009	No later than 120 days prior to the Phase II Expansion Space Commencement Date specified in the Phase II Expansion Space Notice	A date specified in the Phase II Expansion Space Notice occurring within the period commencing on January 1, 2009 and ending on December 1, 2009

Phase III	22nd Floor		No later than September 1, 2009	January 1, 2010

(ii) Delivery of Possession. Landlord shall deliver possession of the Expansion Space to Tenant for the installation of Tenant improvements on a date that is not less than 120 days prior to the Expansion Space Commencement Date (each, the “Expansion Space Delivery Date”). Notwithstanding the foregoing, Landlord’s failure to deliver all or any portion of the Expansion Space to Tenant on or before the applicable Expansion Space Delivery Date shall not affect the validity of this Lease or the obligations of either Landlord or Tenant under the Lease or be construed to extend the expiration of the Term either as to the Expansion Space or as to the balance of the Premises; provided, however, that (a) the applicable Expansion Space Commencement Date shall be delayed by the exact number of days that the applicable Expansion Space Delivery Date is delayed, (b) if the delay is more than thirty (30) days, then Expansion Space Rent payable by Tenant shall abate on a per diem basis at the rate of two (2) days’ Expansion Space Rent for each day of delay, (c) if the delay is more than 90 days, Tenant shall have all remedies at law and equity (except Tenant shall not have any right to terminate the Lease), (d) if the delay was caused by an existing tenant, then Tenant shall be entitled to receive from Landlord the amount by which the rent paid to Landlord during any holdover by such existing tenant (“Holdover Rent”) exceeds the amount of rent for a like period of time immediately prior to the holdover paid to Landlord by such existing tenant, less the reasonable costs and fees associated with such holdover including, without limitation, the reasonable costs of collecting Holdover Rent, and (e) if the delay is more than 6 months, Tenant may, at its election, by notice to Landlord within ten (10) days thereafter (but no later than delivery of such space), elect to terminate its lease of such Expansion Space notwithstanding the prohibition on terminating the Lease set forth above in this paragraph (ii).

(iii) Expansion Space Rent. Beginning on the initial Expansion Space Commencement Date and continuing through December 31, 2020, with respect to the Expansion Space (but not the Existing Premises), Tenant shall not be required to pay Rent or any component thereof as defined and provided in Section 3 of the Original Lease, but Tenant shall pay Landlord in lieu thereof the “Expansion Space Rent,” which shall consist of: (a) annual base rent equal to $15.00 per RSF (the “Expansion Space Base Rent”) of the total Expansion Space then leased by Tenant and (b) Tenant’s Proportionate Share of Operating Expenses and Operating Expense Deposits with respect to the total Expansion Space then leased by Tenant. The Expansion Space Base Rent shall increase by 2.5% annually on each anniversary of the initial Expansion Space Commencement Date. The Expansion Space Rent shall be payable in the same manner and at the same time as Rent is paid for the Existing Premises; provided, however, that notwithstanding anything to the contrary contained in this Lease, beginning on the respective Expansion Space Commencement Date for each Phase and continuing for a period of ten (10) months thereafter, the Expansion Space Rent with respect to only the particular Expansion Space which Tenant has begun to lease during such Phase shall abate in its entirety and Tenant shall have no liability therefor during the particular ten (10) month period. For purposes of clarification, such abatement shall apply only to (1) the Phase I Expansion Space during the ten (10) month period following the Expansion Space Commencement Date related to Phase I, (2) the Phase II Expansion Space during the ten (10) month period following the Expansion Space Commencement Date related to Phase II, and (3) the 22nd Floor during the ten (10) month period beginning on January 1, 2010.

(iv) Verification of RSF. Notwithstanding anything to the contrary contained herein or in the Original Lease, including but not limited to Section 1.B (xli) and Exhibit B thereof, Landlord has caused the Rentable Areas of Expansion Space, as indicated in Section 52.A above, to be calculated using current methods for measuring rentable area and usable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2006, as promulgated by the Building Owners and Managers Association (BOMA) International. Tenant shall have the right, but not the obligation, to cause its architect to confirm any or all of Landlord’s measurements of the Expansion Space, and in the event that Landlord’s architect and Tenant’s architect disagree regarding the Rentable Area of the applicable Expansion Space, the parties’ architects shall work together in good faith to agree upon such Rentable Area on or before thirty (30) days after Tenant notifies Landlord of its architect’s calculation of the Rentable Area, which notice shall be accompanied by documentation which supports such calculation.

(v) Condition. Subject to Section 52.A(vi), Landlord shall deliver each Expansion Space to Tenant in its “as is” condition with no obligation for Landlord to improve the Expansion Space or give Tenant an improvement allowance with respect thereto, provided, however, that all pre-existing and unused allowances credited to Tenant under the Lease (the “Unused Allowances”) shall remain in place and may be used by Tenant in the Existing Premises and/or the Expansion Space at its sole discretion, including for any construction hard and soft costs, including, but not limited to, architectural and engineering fees, project management fees and the cost of technology cabling, equipment and other items required to support Tenant’s operations. Upon delivery of each Expansion Space, Landlord, at its own cost, shall provide Tenant’s design firm full architectural and engineering drawings in CADD format for the base Building and any as-built tenant conditions to the extent Landlord has such drawings in its possession. The parties agree that as of the date of final execution and delivery of this Amendment, the total amount of Unused Allowances is $1,951,907.42.

(vi) Landlord’s Work. Landlord, at its own cost, shall (a) make available to Tenant at the core of each floor on which the Premises are located (including the Expansion Space and any First Offer Space) electrical capacity equal to 7.0 watts per usable square foot, demand load, in addition to any watts needed to operate any base Building equipment and HVAC equipment servicing the Premises, (b) modify the sub-metering on the 21st Floor and the 27th Floor to provide a single central meter to allow Tenant to feed all existing panels on each floor, (c) provide Tenant a pathway, which shall be reasonably contiguous with minimal offsets, within the Building core for two (2) four (4) inch openings and associated pull boxes from Tenant’s existing data center within the Building to each Expansion Space floor and allow Tenant or a contractor hired by Tenant to install conduits and cabling, provided that Landlord may require Tenant to submit for Landlord’s approval (which shall not be unreasonably withheld) construction drawings detailing Tenant’s conduit and cabling work and Landlord, at its own cost, may monitor such work, (d) provide ten (10) tons of supplemental condenser water per year for cooling with 2.5-inch valved take offs at each floor of the Premises [including Expansion Space and any First Offer Space] to be available twenty-four (24) hours a day, every day of the year (subject to shutdowns for emergency repairs or, after providing notice to Tenant, other repairs or maintenance), provided that Tenant shall be responsible for all other costs associated with supplementary cooling, including but not limited to the costs of additional condenser water and installation, repair, maintenance, replacement and operation of such supplementary cooling. Landlord shall complete its work not less than 30 days prior to the applicable Expansion Space Commencement Date and may perform the foregoing work while Tenant is constructing improvements in accordance with Section 52.A(vii) of this Amendment, provided that Landlord shall not unreasonably interfere with Tenant’s work.

(vii) Tenant’s Work. At its own expense, Tenant shall have the right to (a) construct improvements in each Expansion Space in accordance with the terms of the Lease, (b) design and decorate the elevator lobby of any full floor it leases within the Building, and include Tenant’s logo and signage within such lobbies, (c) on any partial floor that Tenant leases, use Tenant’s standard logo and graphics on entrances to the Premises that are visible from the elevator lobby on each floor of the Building, (d) install an uninterruptible power supply (“UPS”) with the initial build out of the Expansion Space (or in connection with future alterations to the Premises in accordance with the Lease), and (e) tie into the Building toilet exhaust riser for exhaust of its UPS room in accordance with Law. In connection with the permitted improvements to the Expansion Space, Tenant may use its own project management firm, architects, engineers, general contractors, subcontractors and vendors. Landlord shall not charge a fee to review Tenant’s design for the Expansion Space or to supervise or monitor construction in the Expansion Space, except that Landlord may require Tenant to pay for a review of the UPS construction drawings by the Building’s structural engineer.

(viii) Tenant’s Exterior Signs. Tenant, at its own expense, shall have the right at any time and from time to time to design, construct, install and attach to the uppermost portions of each of the North and South exteriors of the Building an identifying sign depicting the “Northern Trust” name and logo (the “Signage”) in order to identify Tenant’s occupancy in the Building, subject to the satisfaction of the following conditions at all times during which such Signage has been installed on the Building (collectively, the “Signage Conditions”): (a) there shall be no Default under the Lease, (b) Tenant or an Affiliate of Tenant shall lease and personally occupy at least 370,000 RSF (which number shall not include any portion of the Premises occupied by any other party) in the Building, (c) the size, design, style, location and method of attachment of the Signage shall have been approved by Landlord (which approval, with respect to Signage depicting the “Northern Trust” name and logo specifically, shall not be unreasonably withheld, delayed or conditioned), (d) the Signage shall comply with all applicable governmental rules and regulations and Tenant, at its sole cost, shall be solely responsible for obtaining any necessary approvals from any governmental authority, (e) the Signage shall not obstruct any views from the Building, and (f) Tenant, at its sole cost, shall maintain the Signage in good condition and repair. If Tenant fails to satisfy any Signage Condition, Landlord may elect, in its sole discretion and as applicable, to (y) cure such Signage Condition or (z) remove the Signage, and in either case, Landlord may charge Tenant for the cost thereof and Tenant shall reimburse Landlord for such costs in accordance with this Section 52.A(viii). The rights described in this Section 52.A(viii) are personal to Tenant and any Affiliate of Tenant and, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, shall not be transferable or assignable to any person or entity to which the Lease is assigned or deemed to be assigned pursuant to Section 16.A of the Original Lease or to any sublessee or to any person or entity that takes possession of the Premises (or any portion thereof), and upon any assignment, sublease or other transfer of the Lease to any other person or entity, the terms and provisions of this Section 52.A(viii) shall become null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, including but not limited to Section 52.A(viii)(c) above, in the event that at any time during the Term Tenant desires to install Signage that depicts a name and logo other than the name and logo of “Northern Trust,” then the content, design and style of such Signage shall be subject to Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion. At the end of the Term, by lapse of time or otherwise, Tenant, at its expense, shall remove all Signage and promptly repair any damage to the exterior of the Building caused by the installation and attachment of such signs or by the removal of such signs. Tenant shall not be obligated to pay Landlord any Rent or fee of any kind for its exterior signage rights as described herein, except that Tenant shall reimburse Landlord for any costs Landlord incurs in connection with the Signage within ten (10) days after receipt of an invoice therefor.

(ix) Directory. Landlord, at its cost, shall add personnel listings to the ground floor lobby directory following each Expansion Space Commencement Date and shall update such directory in connection with any changes to the business units and leadership within the Existing Premises and the Expansion Space, provided that Tenant shall be responsible for the cost of any other revisions to the listings.

(x) Restoration. With respect to the Expansion Space, Tenant shall comply with the restoration obligations set forth in Section 15 of the Lease, provided, however, that Landlord agrees that Tenant shall not be obligated to remove the existing stairway between the 27th and 28th floors.

B. Option to Expand. Subject to the renewal rights of Material Service Corporation or any successor in interest thereto (the “Existing Tenant”) and the terms of this Section 52.B, Landlord hereby grants Tenant the option (the “Expansion Option”), effective January 1, 2014 (the “Expansion Option Commencement Date”), to lease the portions of the 18th Floor and 19th Floor, totaling approximately 36,018 RSF (the “Option Space”), that are currently leased to the Existing Tenant.

(i) Landlord shall notify Tenant on or before January 1, 2012 whether the Existing Tenant has exercised its renewal right, and if the Existing Tenant has not exercised such right, Tenant may exercise the Expansion Option by delivering written notice to Landlord on or before January 1, 2013. If Tenant does not so exercise the Expansion Option, the Expansion Option shall thereupon terminate and Tenant shall not thereafter have any right to lease any Option Space pursuant to the Expansion Option.

(ii) Tenant may not elect to lease less than all Option Space in an Expansion Option.

(iii) Tenant may only exercise the Expansion Option, and an exercise thereof shall only be effective if, at the time of Tenant’s exercise of the Expansion Option and on the Expansion Option Commencement Date, this Lease is in full force and effect and Tenant is not in Default under this Lease.

(iv) If Tenant has validly exercised its Expansion Option, then effective as of the Expansion Option Commencement Date, the Option Space which Tenant will lease shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except that:

(1) Rent per square foot of Rentable Area shall be at the rate of 95% of the Market Rental Rate as defined in Section 43 of the Original Lease and shall commence upon the Expansion Option Commencement Date;

(2) the Rentable Area of the Premises shall be increased by the Rentable Area of the Option Space; and

(3) the terms of the demise covering the Option Space shall commence on the Expansion Option Commencement Date and shall expire simultaneously with the expiration or earlier termination of the term of this Lease, as extended;

(4) the Option Space shall be leased in its “as is” condition as of the Expansion Option Commencement Date, and Landlord shall have no obligation to improve such space for Tenant’s occupancy, unless the Market Rental Rate includes as a component thereof tenant improvements, specific base building condition or any construction allowance, in which case Landlord shall furnish a construction allowance in lieu of providing any tenant improvement or specific base building condition, which allowance to Tenant shall be paid in the manner set forth in Section 48A(iv) of the Original Lease (except for the dollar amount thereof); and

(5) As a material consideration for this Lease, Landlord shall deliver possession of the Option Space to Tenant on a date that is not less than 120 days prior to the Expansion Option Commencement Date. In the event Landlord is unable for any reason to deliver possession of Option Space to Tenant on a date that is not less than 120 days prior to the applicable Expansion Option Commencement Date, Landlord shall not be subject to any liability for failure to deliver possession, except as hereinafter provided. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder, or be construed to extend the expiration of the Term of this Lease either as to the Option Space or the Existing Premises; provided, however, that (a) the applicable Expansion Option Commencement Date shall be delayed by a number of days equal to the number of days Landlord is delayed in delivering possession of the Option Space to Tenant, (b) if the delay is more than thirty (30) days, then Rent payable by Tenant for the Option Space shall abate on a per diem basis at the rate of two

(2) days’ Rent for the Option Space for each day of delay, (c) if the delay is more than 90 days, Tenant shall have all remedies at law and equity (except Tenant shall not have any right to terminate this Lease), (d) if the delay was caused by an existing tenant, then Tenant shall be entitled to receive from Landlord the amount by which the Holdover Rent exceeds the amount of rent for a like period of time immediately prior to the holdover paid to Landlord by such existing tenant, less the reasonable costs and fees associated with such holdover including, without limitation, the reasonable costs of collecting Holdover Rent, and (e) if the delay is more than 6 months, Tenant may, at its election, by notice to Landlord within ten (10) days thereafter (but no later than delivery of such space), elect to terminate its lease of the Option Space, notwithstanding the prohibition on terminating the Lease set forth above in this paragraph (5).

C. Tenant’s Proportionate Share. Effective upon each Expansion Space Commencement Date and the Expansion Option Commencement Date, Tenant’s Proportionate Share shall be adjusted as provided in Section 4A(ii) of the Original Lease.

D. Use. Tenant shall use and occupy the Expansion Space and the Option Space only for the uses described in Section 6 of the Lease.

E. Acknowledgement. Promptly following the addition of any space to the Premises, Landlord and Tenant shall confirm the agreed-upon Rentable Area of the Premises, Tenant’s Proportionate Share, and Base Rent with respect to any space added to the Premises by executing an Additional Space Acknowledgement in the form attached hereto as Exhibit B.

4. Term. Section 2 of the Original Lease is hereby deleted and replaced with the following: “The term of this Lease (the “Term”) commences on the 1st day of December, 2000 (the “Commencement Date”) and shall expire on December 31, 2025 (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided.”

5. Rent. Notwithstanding anything to the contrary contained in the Lease, the Rent due under the Lease shall be modified as follows:

A. Provided Tenant is not then in Default under any of the terms, covenants or conditions of the Lease, effective on July 1, 2008 and continuing through December 31, 2020, annual Base Rent for the Existing Premises only shall be reduced by $2.25 per RSF of the Existing Premises per annum.

B. Beginning on the date of final execution and delivery of this Amendment, Tenant shall receive from Landlord an immediate Rent credit in the amount of $3,000,000.00 (“Rent Credit”), to be applied as provided in this Paragraph B in Tenant’s sole discretion as it elects in a written notice to be given to Landlord, including, at any time or from time to time during the Term, toward all or any portion of Rent or any component of Rent, provided that at the time Tenant seeks to apply the Rent Credit, Tenant is not in Default under any of the terms, covenants or conditions of the Lease.

C. Effective January 1, 2021, the Base Rent shall be adjusted to equal one hundred percent (100%) of the Prevailing Market Rent (as defined below) for the Premises, including the Existing Premises, the Expansion Space and the Option Space. “Prevailing Market Rent” shall mean the annual market rental rate or rates for renewal leases of space in the Building and other comparable office buildings within the central business district of Chicago consisting of more than 100,000 rentable square feet and otherwise comparable to the extent practicable with respect to the condition, location and use of the Premises (“Comparable Leases”) for a term of five (5) years, adjusting for all concessions, landlord work and expenses, brokerage commissions, allowances and other incentives provided in the Comparable Leases. Only Comparable Leases executed during the twelve (12) month period prior to the date of Landlord’s written notice to Tenant of Landlord’s determination of the Prevailing Market Rent during such period shall be considered in determining the Prevailing Market Rent. Notwithstanding the foregoing, Prevailing Market Rent shall take into account the future value of the following, calculated as provided below: (i) the reduction in annual Base Rent pursuant to Paragraph 5.A above, and (ii) applicable leasing commissions payable for the period from January 1, 2021 to December 31, 2025 in connection with the extension of the Term with respect to the Premises (including the Existing Premises, the Expansion Premises and the Option Space) through December 31, 2025 pursuant to this Amendment (collectively, the “Concessions and Costs”). The future value of Concessions and Costs shall be (1) calculated using an interest rate of 8.5% per annum beginning on the date each commission is paid, and the date each such rent reduction inures to the benefit of Tenant, and (2) compounded on a monthly basis. An example of the methodology used to determine Prevailing Market Rent taking into consideration the adjustments to Concessions and Costs listed above is attached to this Amendment as Exhibit C and made a part hereof as if fully set forth herein. Landlord will deliver written notice to Tenant of its determination of the Prevailing Market Rent not later than July 1, 2020. If Tenant believes that the Prevailing Market Rent quoted by Landlord is not consistent herewith, Tenant may object in writing within ten (10) days after receipt of Landlord’s written notice, and Landlord and Tenant shall commence negotiations to attempt to agree upon the Prevailing Market Rent. If Landlord and Tenant are unable to reach agreement on the Prevailing Market Rent within ten (10) days after the date the parties commence negotiations, then Landlord and Tenant shall follow the procedure set forth in Section 43.C of the Original Lease, provided that the term “Market Rental Rate” therein shall be “Prevailing Market Rent” as defined herein.

6. Contraction Option.

A. If Tenant exercises its third Contraction Option in accordance with Section 45 of the Original Lease, in addition to the Contraction Fee, Tenant shall reimburse Landlord for an amount equal to the Concessions and Costs, calculated in accordance with Paragraph 5.C of this Amendment (including the interest thereon), multiplied by a fraction, the numerator of which is the RSF of the Excluded Premises and the denominator of which is the RSF of the Existing Premises, provided that such Contraction Option shall be null and void if Tenant exercises the Expansion Option.

B. Tenant, in its sole discretion, shall have the right to reduce the Premises by one (1) floor between the 21st Floor and the 28th Floor, effective December 31, 2020 (the “Expansion Space Contraction Option”), on the same terms and conditions set forth in Section 45 of the Lease with respect to the Contraction Options, except that the Contraction Fee payable by Tenant to Landlord shall be an amount equal to one (1) year of Expansion Space Rent paid in the calendar year 2020.

7. Extension Options. Landlord hereby grants Tenant the options to extend the Term of this Lease for either (i) one ten-year period, or (ii) one or two (2) five-year periods in accordance with all of the terms, conditions and provisions of the Original Lease including Rent, as modified by this Paragraph 7. On or before eighteen (18) months prior to December 31, 2025, Tenant by written notice to Landlord shall notify Landlord whether it elects to extend the Term of this Lease for five (5) years from January 1, 2026, with an option to extend the Term for an additional five (5) years from January 1, 2031, or for ten (10) years from January 1, 2026.

In the event that Tenant elects to extend the Term for ten (10) years, then the following revisions shall be deemed to be made to the Original Lease: (a) Section 41 of the Original Lease shall be deleted; (b) throughout the Lease, including but not limited to Section 42 of the Original Lease, the terms “Second Extension Period” and “Second Extension Period Commencement Date” shall be replaced with the terms “Extension Period” and “Extension Period Commencement Date”; and (c) the first sentence of Section 42 of the Original Lease shall be deleted and replaced with the following:

Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant the option to extend the Term on the same terms, conditions and provisions as contained in the Lease, except as otherwise provided herein, for ten (10) additional years (the “Extension Period”), commencing on January 1, 2026 (the “Extension Period Commencement Date”) and expiring on December 31, 2035 (the “Extension Period Expiration Date”).

In the event that Tenant elects to extend the Term for five (5) years, with an additional option to extend the Term for a further five (5) years, then the following revisions shall be deemed to be made to the Original Lease: (x) in Section 41 of the Original Lease, the dates “January 1, 2021” and “December 31, 2025” shall be replaced with the dates “January 1, 2026” and “December 31, 2030,” respectively; and (y) in Section 42 of the Original Lease, the dates “January 1, 2026” and “December 31, 2030” shall be replaced with the dates “January 1, 2031” and “December 31, 2035,” respectively.

8. Relocation. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not have the right to relocate all or any portion of Tenant’s space to any other space in the Building at any time during the Term, including the Extension Period.

9. Subordination. Landlord and Tenant acknowledge and agree that Section 20 of the Original Lease captioned “Subordination and Superiority of This Lease” shall remain in full force and effect.

10. Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are MB Real Estate Services LLC and Staubach Midwest LLC, both of whose commissions and fees shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

11. Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any Default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, through which the purchaser or transferee, as Landlord’s successor, assumes all liability and obligations thereafter accruing under the Lease, as amended by this Amendment, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

12. Controlling Language. Except as amended and modified hereby, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect in accordance with its terms. As amended and modified by this Amendment, the Lease is hereby ratified, adopted and confirmed. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

13. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

14. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the day and year first above written.

LANDLORD:

181 WEST MADISON CF BORROWER, LLC, a Delaware limited liability company

By:	/s/ Gerald Karr
Name:	Gerald Karr
Title:	Executive Vice President

TENANT:

THE NORTHERN TRUST COMPANY, an Illinois banking corporation

By:	/s/ E. Paul Dunn
Name:	E. Paul Dunn
Title:	Senior Vice President

EXHIBIT A

THE LETTER AGREEMENTS

1.	Letter dated May 15, 2001 re: Special Tenant Fee

2.	Letter dated April 26, 2001 re: Termination of right to purchase

3.	Letter dated April 4, 2001 re: Revising Exhibit II base rent

4.	Letter dated March 30, 2001 re: Notice of Landlord intent to sell Building

5.	Letter dated April 27, 2001 re: Change in put space

6.	Letter dated March 15, 2001 re: Right of First Offer 22nd and 26th floors

7.	Letter dated December 21, 2000 re: Right of First Offer suite 2135

8.	License Agreement dated February 2, 1994 - ATM

9.	License Agreement dated March 25, 1998 - Antenna

10.	Letter dated July 2, 2001 re: Right of First offer suite 3650

11.	Letter dated July 27, 2001 re: Right of First offer suite 3525

12.	Letter dated August 3, 2001 re: Approval of payment for 23rd floor Tenant Improvement

13.	Letter dated October 22, 2001 re: Right of First Offer Suite 3850

14.	Letter dated October 11, 2002 re Operating Audit 2001

15.	Letter dated November 4, 2002 re Right of First Offer Suite 3800

16.	Letter dated August 21, 2003 re Operating Audit 2002

17.	Letter dated February 24, 2004 Right of First Offer Suite 3610

18.	Letter dated March 24, 2004 35th Floor Right of First Offer

19.	Letter dated April 13, 2005 re Right to Contract Floor 18

20.	Letter dated April 13, 2005 re Right to Contract Floor 19

EXHIBIT B

FORM OF ADDITIONAL SPACE ACKNOWLEDGMENT

THIS ACKNOWLEDGEMENT is made this          day of                                 , 20        , between 181 WEST MADISON CF BORROWER, LLC, a Delaware limited liability company (“Landlord”), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Tenant”).

A. WHEREAS, Landlord and Tenant are parties to a Lease dated November 29, 2000 (collectively with all letter agreements and amendments thereto, the “Lease”) pursuant to which Tenant leased from Landlord certain premises in a building located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois. All capitalized terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease.

B. WHEREAS, in accordance with Section 52 of the Lease, Tenant has commenced occupancy of the [Phase I/Phase II/Phase III] Expansion Space.

NOW THEREFORE, pursuant to the provisions of the Lease, Landlord and Tenant mutually agree as follows:

1. The Expansion Space Commencement Date with respect to the [Phase I/Phase II/Phase III] Expansion Space is                                              .

2. The Expansion Space Rent with respect to the [Phase I/Phase II/Phase III] Expansion Space is                                         , subject to Section 52 of the Lease.

3. The ten (10) month period during which the Expansion Space Rent abates with respect to the [Phase I/Phase II/Phase III] Expansion Space commenced on the date set forth in Paragraph 1 and expires on                                         .

4. The Rentable Area of the Premises is                                              .

5. Tenant’s Proportionate Share is                                              (            %).

6. The total Unused Allowance as of the date hereof is                                              .

7. Exhibit B to the Lease is replaced with Exhibit A attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Acknowledgement as of the date and year first above stated.

LANDLORD:

181 WEST MADISON CF BORROWER, LLC, a Delaware limited liability company

By:
Name:	Gerald Karr
Title:	Executive Vice President

TENANT:

THE NORTHERN TRUST COMPANY, an Illinois banking corporation

By:
Name:	E. Paul Dunn
Title:	Senior Vice President

EXHIBIT A TO LEASE COMMENCEMENT ACKNOWLEDGEMENT

Rentable Area

[Attached]

EXHIBIT C

Methodology Used to Determine Prevailing Market Rent

[Attached Hereto]

Exhibit C

Northern Trust 5 Year Extension at Market (2021 - 2025)

Adjusted Base Rental Rate Calculation

Methodology

As indicated in Section 5.C. of the Third Amendment to Lease, beginning 1/1/2021, the Base Rent for TNT’s entire premises at 181 W. Madison shall adjust to equal one hundred percent (100%) of the Prevailing Market Rent as defined within the Amendment. As described, Prevailing Market Rent shall take into account the future value of the existing lease rent reduction and applicable leasing commissions paid for the period from January 1, 2021 to December 31, 2025 (collectively referred to as the “Value of Landlord Concession and Costs”) and calculated to equal $63.13 per rsf. This amount will be utilized as the Value of Landlord’s Concession and Costs to determine TNT’s Base Rent, which results in an equivalent Net Effective Rent (NER) of the then Prevailing Market Rent. The following offers an example of this calculation based upon a potential Prevailing Market Rent as defined in the Lease.

Given the value of the Landlord Concessions and Costs and under these assumed Prevailing Market Rent terms, TNT’s Base Rent effective 1/1/2021 would reset to:	$31.55

NER Calculations for Example	Discount Rate	8.50%
		2020	2021	2022	2023	2024	2025	2026	2027
Prevailing Market Rent Terms	Net Rents		$25.00	$25.63	$26.27	$26.92	$27.60	$28.29	$28.99
	Total Leasing & Capital Costs	($50.00)

	CASH FLOW	($50.00)	$25.00	$25.63	$26.27	$26.92	$27.60	$28.29	$28.99

	NPV (r%)	$86.87
	NER (r%)	$16.51
TNT 2021 Adjusted Base Rent Terms	Net Rents		$31.55	$32.34	$33.15	$33.98	$34.83
	Total Leasing & Capital Costs	($63.13)

	CASH FLOW	($63.13)	$31.55	$32.34	$33.15	$33.98	$34.83

	NPV (r%)	$67.05
	NER (r%)	$16.51

Value of Landlord Concessions and Costs: Future Value of Existing Premises Rent Credit and Leasing Costs

Assumptions:		SF	Existing Premises Rent Credit	Leasing Costs
	Existing Premises	311,000	$2.25	$8.75	(LC = Landlord + Tenant Commissions at $1.75/yr * 5 Years = $8.75/rsf)
	Expansion Premises	110,834		$8.75
	Discount Rate	8.5%
	LC Payout Date	02/01/08
	Rent Credit Start Date	07/01/08
	Rent Credit Stop Date	12/31/20
	Extension Start Date	01/01/21

Value of Landlord Concessions at Extension Start Date
FV (r%) =	$26,632,188	$63.13	per rsf

Note: Detailed Calculations Shown on Following Pages

Northern Trust 5 Year Extension at Market

Value of Landlord Concessions and Costs

Assumptions:

	SF	Existing Premises Rent Credit	Leasing Costs
Existing Premises	311,000	$2.25	$8.75	(LC = Landlord + Tenant Commissions
Expansion Premises	110,834		$8.75	at $1.75/yr * 5 Years = $8.75/rsf)
Discount Rate	8.5%
LC Payout Date	02/01/08
Rent Credit Start Date	07/01/08
Rent Credit Stop Date	12/31/20
Extension Start Date	01/01/21

Value of Landlord Concessions and Costs at Extension Start Date
$26,632,188	$63.13	per rsf

Calculations:

	Leasing Costs	Rent Credit	FV
02/01/08	$3,691,047.50	$—	$11,022,699.86
03/01/08	$—	$—	$—
04/01/08	$—	$—	$—
05/01/08	$—	$—	$—
06/01/08	$—	$—	$—
07/01/08	$—	$58,312.50	$168,102.03
08/01/08	$—	$58,312.50	$166,919.69
09/01/08	$—	$58,312.50	$165,745.65
10/01/08	$—	$58,312.50	$164,579.88
11/01/08	$—	$58,312.50	$163,422.30
12/01/08	$—	$58,312.50	$162,272.87
01/01/09	$—	$58,312.50	$161,131.52
02/01/09	$—	$58,312.50	$159,998.20
03/01/09	$—	$58,312.50	$158,872.85
04/01/09	$—	$58,312.50	$157,755.42
05/01/09	$—	$58,312.50	$156,645.84
06/01/09	$—	$58,312.50	$155,544.07
07/01/09	$—	$58,312.50	$154,450.05
08/01/09	$—	$58,312.50	$153,363.73
09/01/09	$—	$58,312.50	$152,285.04
10/01/09	$—	$58,312.50	$151,213.94
11/01/09	$—	$58,312.50	$150,150.38
12/01/09	$—	$58,312.50	$149,094.29
01/01/10	$—	$58,312.50	$148,045.64
02/01/10	$—	$58,312.50	$147,004.35
03/01/10	$—	$58,312.50	$145,970.40
04/01/10	$—	$58,312.50	$144,943.71
05/01/10	$—	$58,312.50	$143,924.25
06/01/10	$—	$58,312.50	$142,911.96
07/01/10	$—	$58,312.50	$141,906.78
08/01/10	$—	$58,312.50	$140,908.68
09/01/10	$—	$58,312.50	$139,917.60
10/01/10	$—	$58,312.50	$138,933.49
11/01/10	$—	$58,312.50	$137,956.29
12/01/10	$—	$58,312.50	$136,985.98
01/01/11	$—	$58,312.50	$136,022.48
02/01/11	$—	$58,312.50	$135,065.77
03/01/11	$—	$58,312.50	$134,115.78
04/01/11	$—	$58,312.50	$133,172.48
05/01/11	$—	$58,312.50	$132,235.81
06/01/11	$—	$58,312.50	$131,305.72
07/01/11	$—	$58,312.50	$130,382.18
08/01/11	$—	$58,312.50	$129,465.14
09/01/11	$—	$58,312.50	$128,554.54
10/01/11	$—	$58,312.50	$127,650.35
11/01/11	$—	$58,312.50	$126,752.52

12/01/11	$—	$58,312.50	$125,861.01
01/01/12	$—	$58,312.50	$124,975.76
02/01/12	$—	$58,312.50	$124,096.75
03/01/12	$—	$58,312.50	$123,223.91
04/01/12	$—	$58,312.50	$122,357.21
05/01/12	$—	$58,312.50	$121,496.61
06/01/12	$—	$58,312.50	$120,642.06
07/01/12	$—	$58,312.50	$119,793.53
08/01/12	$—	$58,312.50	$118,950.96
09/01/12	$—	$58,312.50	$118,114.31
10/01/12	$—	$58,312.50	$117,283.56
11/01/12	$—	$58,312.50	$116,458.64
12/01/12	$—	$58,312.50	$115,639.53
01/01/13	$—	$58,312.50	$114,826.17
02/01/13	$—	$58,312.50	$114,018.54
03/01/13	$—	$58,312.50	$113,216.59
04/01/13	$—	$58,312.50	$112,420.28
05/01/13	$—	$58,312.50	$111,629.57
06/01/13	$—	$58,312.50	$110,844.42
07/01/13	$—	$58,312.50	$110,064.80
08/01/13	$—	$58,312.50	$109,290.66
09/01/13	$—	$58,312.50	$108,521.96
10/01/13	$—	$58,312.50	$107,758.67
11/01/13	$—	$58,312.50	$107,000.75
12/01/13	$—	$58,312.50	$106,248.16
01/01/14	$—	$58,312.50	$105,500.86
02/01/14	$—	$58,312.50	$104,758.82
03/01/14	$—	$58,312.50	$104,021.99
04/01/14	$—	$58,312.50	$103,290.35
05/01/14	$—	$58,312.50	$102,563.86
06/01/14	$—	$58,312.50	$101,842.48
07/01/14	$—	$58,312.50	$101,126.17
08/01/14	$—	$58,312.50	$100,414.89
09/01/14	$—	$58,312.50	$99,708.62
10/01/14	$—	$58,312.50	$99,007.32
11/01/14	$—	$58,312.50	$98,310.95
12/01/14	$—	$58,312.50	$97,619.48
01/01/15	$—	$58,312.50	$96,932.87
02/01/15	$—	$58,312.50	$96,251.09
03/01/15	$—	$58,312.50	$95,574.11
04/01/15	$—	$58,312.50	$94,901.89
05/01/15	$—	$58,312.50	$94,234.40
06/01/15	$—	$58,312.50	$93,571.60
07/01/15	$—	$58,312.50	$92,913.46
08/01/15	$—	$58,312.50	$92,259.95
09/01/15	$—	$58,312.50	$91,611.04
10/01/15	$—	$58,312.50	$90,966.69
11/01/15	$—	$58,312.50	$90,326.88
12/01/15	$—	$58,312.50	$89,691.56
01/01/16	$—	$58,312.50	$89,060.72
02/01/16	$—	$58,312.50	$88,434.31
03/01/16	$—	$58,312.50	$87,812.30
04/01/16	$—	$58,312.50	$87,194.67
05/01/16	$—	$58,312.50	$86,581.39
06/01/16	$—	$58,312.50	$85,972.42
07/01/16	$—	$58,312.50	$85,367.73
08/01/16	$—	$58,312.50	$84,767.29
09/01/16	$—	$58,312.50	$84,171.08
10/01/16	$—	$58,312.50	$83,579.06
11/01/16	$—	$58,312.50	$82,991.21
12/01/16	$—	$58,312.50	$82,407.49
01/01/17	$—	$58,312.50	$81,827.88
02/01/17	$—	$58,312.50	$81,252.34
03/01/17	$—	$58,312.50	$80,680.85
04/01/17	$—	$58,312.50	$80,113.38
05/01/17	$—	$58,312.50	$79,549.90
06/01/17	$—	$58,312.50	$78,990.39
07/01/17	$—	$58,312.50	$78,434.81
08/01/17	$—	$58,312.50	$77,883.13
09/01/17	$—	$58,312.50	$77,335.34

10/01/17	$—	$58,312.50	$76,791.40
11/01/17	$—	$58,312.50	$76,251.29
12/01/17	$—	$58,312.50	$75,714.97
01/01/18	$—	$58,312.50	$75,182.43
02/01/18	$—	$58,312.50	$74,653.64
03/01/18	$—	$58,312.50	$74,128.56
04/01/18	$—	$58,312.50	$73,607.17
05/01/18	$—	$58,312.50	$73,089.46
06/01/18	$—	$58,312.50	$72,575.38
07/01/18	$—	$58,312.50	$72,064.92
08/01/18	$—	$58,312.50	$71,558.05
09/01/18	$—	$58,312.50	$71,054.75
10/01/18	$—	$58,312.50	$70,554.98
11/01/18	$—	$58,312.50	$70,058.73
12/01/18	$—	$58,312.50	$69,565.98
01/01/19	$—	$58,312.50	$69,076.68
02/01/19	$—	$58,312.50	$68,590.83
03/01/19	$—	$58,312.50	$68,108.40
04/01/19	$—	$58,312.50	$67,629.35
05/01/19	$—	$58,312.50	$67,153.68
06/01/19	$—	$58,312.50	$66,681.36
07/01/19	$—	$58,312.50	$66,212.35
08/01/19	$—	$58,312.50	$65,746.65
09/01/19	$—	$58,312.50	$65,284.22
10/01/19	$—	$58,312.50	$64,825.04
11/01/19	$—	$58,312.50	$64,369.09
12/01/19	$—	$58,312.50	$63,916.35
01/01/20	$—	$58,312.50	$63,466.79
02/01/20	$—	$58,312.50	$63,020.40
03/01/20	$—	$58,312.50	$62,577.15
04/01/20	$—	$58,312.50	$62,137.01
05/01/20	$—	$58,312.50	$61,699.97
06/01/20	$—	$58,312.50	$61,266.00
07/01/20	$—	$58,312.50	$60,835.08
08/01/20	$—	$58,312.50	$60,407.20
09/01/20	$—	$58,312.50	$59,982.33
10/01/20	$—	$58,312.50	$59,560.44
11/01/20	$—	$58,312.50	$59,141.52
12/01/20	$—	$58,312.50	$58,725.55
Total			$26,632,188.15

C-4